Exhibit 5.1
January 19, 2007
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
     Re: Registration Statement on Form S-1 Pursuant to
Rule 462(b) Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-1 to which this letter is attached as Exhibit 5.1 (the “Rule 462(b) Registration Statement”) filed by Vanda Pharmaceuticals Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the registration under the Securities Act of an additional 345,000 shares of the Company’s Common Stock (the “Additional Shares”) for an aggregate offering size of up to 4,370,000 shares of the Company’s Common Stock, including an over-allotment option granted by the Company to the Underwriters to purchase up to 570,000 shares of the Company’s Common Stock. The Rule 462(b) Registration Statement to be used for the offer and sale of the Additional Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form S-1 (Registration No. 333-139485) filed with the Commission on December 19, 2006, as amended, which was declared effective by the Commission on January 18, 2007.
     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Additional Shares.
     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the sale of the Additional Shares, the Additional Shares, when issued and sold in the manner described in the Rule 462(b) Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.
     We consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement, and further consent to the use of our name wherever appearing in said Rule 462(b) Registration Statement and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP